UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Safeguard Scientifics, Inc. (“Safeguard”), Safeguard Delaware, Inc. (“SDI”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”) entered into the Loan and Security Agreement dated as of February 6, 2009 (the “SVB Loan Agreement”), by and among Silicon Valley Bank (“Bank”), Safeguard, SDI and SSDI.  SDI and SSDI are wholly owned subsidiaries of Safeguard. The SVB Loan Agreement provides Safeguard with a new revolving credit facility in the maximum aggregate amount of $50 million that provides for borrowings, guarantees and issuances of letters of credit (subject to a $20 million sublimit). Actual availability under the credit facility will be based on the amount of cash held by the Company at the Bank as well as the value of the Company’s public and private partner company interests. This credit facility bears interest at the Bank’s prime rate for outstanding borrowings, subject to an increase in certain circumstances. Other than for limited exceptions, Safeguard is required to maintain all of its depository and operating accounts and not less than 75% of its investment and securities accounts at the Bank. The credit facility matures on December 31, 2010.

The information set forth above is qualified in its entirety by reference to the Loan and Security Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference. A copy of the press release issued by Registrant in connection with the SVB Loan Agreement is attached hereto as Exhibit 99.1.

ITEM 1.02. Termination of a Material Definitive Agreement

In conjunction with the execution of the SVB Loan Agreement, SDI and SSDI will terminate the Amended and Restated Loan and Security Agreement, dated as of June 30, 2008, by and among SDI, SSDI and Comerica Bank. Notwithstanding such termination, SDI and SSDI will continue to guaranty the obligations of its majority-held subsidiary, Clarient, Inc., under its continuing credit facility with Comerica Bank and will maintain a cash account at Comerica Bank in the minimum amount of $12.3 million to support such guaranty. At present such Clarient credit facility matures on March 31, 2009, subject to extension.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Registrant incorporates herein by reference the information set forth in item 1.01 above relating to the SVB Loan Agreement.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Loan and Security Agreement dated as of February 6, 2009, by and among Silicon Valley Bank, Safeguard Scientifics, Inc., Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.

99.1	Press Release dated February 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: February 11, 2009

By: BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel